Exhibit 99.1

Applied Optoelectronics Reports Fifth Consecutive Quarter of Record Revenue and

Announces CFO Transition

Second Quarter 2014 Highlights

•	Record revenue of $32.7 million grew 67% year-over-year and 31% sequentially
•	Data center revenue grew 170% year-over-year and 55% sequentially to reach a new record of $17.9 million
•	CATV revenue of $10.6 million increased 1% year-over-year and 9% sequentially
•	Record fiber-to-the-home revenue of $3.1 million grew 339% year-over-year and 40% sequentially

Sugar Land, TX, August 12, 2014 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the cable broadband, internet data center and fiber-to-the-home markets, today announced financial results for its second quarter ended June 30, 2014.

“We are very pleased with our results, execution and continued success within each of our markets,” said Dr. Thompson Lin, Applied Optoelectronics, Inc. (AOI) Founder and CEO. “The AOI team worked aggressively during the quarter to meet the increasing demand for our data center and fiber-to-the-home products fueling our tremendous growth. Additionally, new sales activities and staffing targeted for our data center products helped expand our market share within our existing customer base and helped drive our 55% sequential data center revenue growth.

“We reached a significant milestone in July and shipped over one million lasers year to date, whereas historically, we sold just under one million lasers for the full year. Given the foreseeable growth in laser components in the markets we serve, we are planning to expand our facility in Texas and add R&D and laser fabrication capacity. We will continue to prudently invest capital to expand manufacturing capacity designed to deliver top-line growth and bottom-line results,” concluded Dr. Lin.

Second Quarter 2014 Financial Summary

•	Total revenue grew 67% year-over-year, to $32.7 million, compared to $19.6 million in the same quarter last year and $24.9 million in the previous quarter.

•	GAAP gross margin was 34.3%, compared to 27.8% in the same quarter last year and 34.8% in the previous quarter. Non-GAAP gross margin was 34.4%, compared with 27.9% in the same quarter last year and 34.9% in the previous quarter.

•	GAAP net income was $1.9 million or $0.12 per diluted share, compared with a net loss of $0.3 million or $1.04 per diluted share in the same quarter last year and net income of $0.1 million or $0.01 per diluted share in the previous quarter.

•	Non-GAAP net income was $2.4 million or $0.15 per diluted share, compared with a non-GAAP net loss of $0.1 million or $0.31 per diluted share in the same quarter last year and non-GAAP net income of $0.8 million or $0.06 per diluted share in the previous quarter.

•	On June 30, 2014, cash, cash equivalents and short-term investments totaled $43.0 million.

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A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

Third Quarter and Year 2014 Business Outlook (+)

For the third quarter of 2014, the company currently expects:

•	Revenue in the range of $35.2 million to $36.6 million
•	Non-GAAP gross margin in the range of 34.0% to 34.5%
•	Non-GAAP net income in the range of $3.2 million to $3.9 million, and non-GAAP fully diluted earnings per share in the range of $0.21 to $0.25 using approximately 15.7 million shares

For the year 2014, the company currently expects:

•	Revenue in the range of $131 million to $135 million
•	Non-GAAP fully diluted earnings per share in the range of $0.70 to $0.76 using approximately 15.7 million shares

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

CFO Transition

AOI also announced that its CFO, James Dunn, will be leaving the company effective August 15, 2014, in order to pursue other opportunities. Dr. Stefan Murry, currently AOI’s Chief Strategy Officer, has been appointed by the board to serve as AOI's CFO upon Mr. Dunn’s departure. The company has also announced that Jessica Hung, who has served as AOI’s controller since 2007, has been appointed to vice president of finance.

Dr. Lin commented, “I would like to thank James for his contribution and service to AOI. The company has demonstrated strong growth, and the programs and processes he and his team put in place will continue to provide a strong foundation for continued growth. His dedication and hard work was very helpful to completing our IPO and we wish him all the best in his future endeavors.”

“It has been a pleasure to work with the AOI team, especially during such an exciting time for the company,” said Mr. Dunn. “I would like to thank Thompson and the whole AOI team for the opportunity to work there and contribute to its growth. AOI has established itself as a clear leader in the optical access market and has a bright future in front of it.”

Conference Call Information

Applied Optoelectronics will host a conference call today, August 12, 2014 at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time for analysts and investors to discuss its second quarter 2014 results and outlook for its third quarter of 2014. Open to the public, investors may access the call by dialing (719) 325-2315. A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available two hours after the call and will run for five business days and may be accessed by dialing (719) 457-0820 and entering passcode 7090007.

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Forward-Looking Information

This press release contains forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company’s products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company’s reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers products or their rate of deployment of their products; general conditions in the CATV, internet data center or FTTH markets; changes in the world economy (particularly in the United States, and China); the negative effects of seasonality; and other risks and uncertainties described more fully in the company’s documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact the company’s business are set forth in the “Risk Factors” section of the company’s quarterly and annual reports on file with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘anticipates,’’ ‘‘believes,’’ or ‘‘estimates” or by other similar expressions that convey uncertainty of future events or outcomes. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company’s expectations.

Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings per share, and other non-GAAP measures like Adjusted EBITDA to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross profit, we exclude stock-based compensation expense from our GAAP gross profit. To arrive at our non-GAAP income (loss) from operations, we exclude all amortization of intangible assets, stock-based compensation expense and non-recurring consulting fees, if any, from our GAAP net income (loss) from operations. To arrive at Adjusted EBITDA, we exclude these same items and, additionally, exclude asset impairment charges, loss (gain) from disposal of idle assets, unrealized exchange loss (gain), interest (income) expense, on a net basis, provision for (benefit from) income taxes and depreciation expense, from our GAAP net income (loss). We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as stock-based compensation expense, amortization and tax is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures to evaluate our overall operating performance.

Adjusted EBITDA and other non-GAAP measures should not be considered as an alternative to gross profit, income (loss) from operations, net income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP. Our Adjusted EBITDA and other non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate Adjusted EBITDA or such other non-GAAP measures in the same manner.

About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the CATV broadband, internet datacenter and fiber-to-the-home markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all three of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China.

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For additional information, visit www.ao-inc.com. Applied Optoelectronics Inc. and the related AOI logo are trademarks of Applied Optoelectronics Inc.

Investor Relations Contacts:

Applied Optoelectronics, Inc.	The Blueshirt Group, Investor Relations
Stefan J. Murry	Maria Riley
Chief Strategy Officer	+1-415-217-7722
ir@ao-inc.com	ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	June 30, 2014	December 31, 2013
ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Short term investments	$42,968	$30,751
Accounts Receivable, Net	24,968	22,089
Inventories	31,200	19,608
Notes Receivable	463	–
Other Receivables	1,014	742
Prepaid Expenses and Other Current Assets	5,501	4,746
Total Current Assets	106,114	77,936

Property, Plant And Equipment, Net	41,657	31,134
Land Use Rights, Net	934	959
Intangible Assets, net	3,841	851
Other Assets	978	177
TOTAL ASSETS	$153,524	$111,057

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	22,631	15,010
Accrued Expenses	5,606	4,515
Bank Acceptance Payable	2,377	2,347
Bank Loan-Short Term	8,808	13,260
Current Portion of Long Term Debt	754	3,925
Total Current Liabilities	40,176	39,057

Notes Payable and Long Term Debt	67	8,923
Other Long Term liabilities	1,500	–
TOTAL LIABILITIES	41,743	47,980

STOCKHOLDERS' EQUITY
TOTAL STOCKHOLDERS' EQUITY	111,781	63,077

Total Liabilities and stockholders' equity	$153,524	$111,057

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
CATV	$10,646	$10,514	$20,394	$18,773
Datacenter	17,899	6,640	29,474	10,260
FTTH	3,096	705	5,312	1,792
Other	1,009	1,738	2,329	3,089
Total Revenues	32,650	19,597	57,509	33,914

Total Cost of Goods Sold	21,462	14,150	37,668	23,882

Total Gross Profit	11,188	5,447	19,841	10,032

Operating Expenses:
Research & Development	4,009	1,898	7,555	3,902
Sales and Marketing	1,497	1,053	2,830	1,960
General and administrative	3,952	2,447	7,506	4,821
Total Operating Expenses	9,458	5,398	17,891	10,683

Operating Income (Loss)	1,730	49	1,950	(651)

Other Income (Expense):
Interest Income	106	15	185	35
Interest Expense	(59)	(296)	(221)	(602)
Other Income	40	63	132	200
Other Expense	187	(113)	68	(258)
Total Other Income (Expenses):	274	(331)	164	(625)

Net Income (loss) before Income Taxes	2,004	(282)	2,114	(1,276)

Income Tax	(85)	–	(110)	–

Net Income (loss) after Income Taxes	$1,919	$(282)	$2,004	$(1,276)

Net income (loss) per share attributable to common stockholders
basic	$0.13	$(1.04)	$0.15	$(4.77)
diluted	$0.12	$(1.04)	$0.14	$(4.77)

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
basic	14,785	271	13,794	268
diluted	15,642	271	14,621	268

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated NON GAAP Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
CATV	$10,646	$10,514	$20,394	$18,773
Datacenter	17,899	6,640	29,474	10,260
FTTH	3,096	705	5,312	1,792
Other	1,009	1,738	2,329	3,089
Total Revenues	32,650	19,597	57,509	33,914

Total Cost of Goods Sold	21,432	14,136	37,613	23,856

Total Gross Profit	11,218	5,461	19,896	10,058

Operating Expenses:
Research & Development	3,978	1,885	7,500	3,877
Sales and Marketing	1,472	1,041	2,782	1,938
General and administrative	3,424	2,322	6,493	4,585
Total Operating Expenses	8,874	5,248	16,775	10,400

Operating Income (Loss)	2,344	213	3,121	(342)

Other Income (Expense):
Interest Income	106	15	185	35
Interest Expense	(59)	(296)	(221)	(600)
Other Income / Expense	44	(17)	203	136
Total Other Income (Expenses):	91	(298)	167	(429)

Net Income (loss) before Income Taxes	2,435	(85)	3,288	(771)

Income Tax	(85)	–	(110)	–

Net Income (loss) after Income Taxes	$2,350	$(85)	$3,178	$(771)

Net income (loss) per share attributable to common stockholders
basic	$0.16	$(0.31)	$0.23	$(2.88)
diluted	$0.15	$(0.31)	$0.22	$(2.88)

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
basic	14,785	271	13,794	268
diluted	15,642	271	14,621	268

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
GAAP total gross profit	$11,188	$5,447	$19,841	$10,032
Share-based compensation expense	30	14	55	26
Non-GAAP income (loss) from gross profit	11,218	5,461	19,896	10,058

GAAP research and development expense	4,009	1,898	7,555	3,902
Share-based compensation expense	31	13	55	25
Non-GAAP research and development expense	3,978	1,885	7,500	3,877

GAAP sales and marketing expense	1,497	1,053	2,830	1,960
Share-based compensation expense	25	12	48	22
Non-GAAP sales and marketing expense	1,472	1,041	2,782	1,938

GAAP general and administrative expense	3,952	2,447	7,506	4,821
Share-based compensation expense	433	92	849	168
Amortization expense	95	17	164	34
Non Recurring expense	–	16	–	34
Non-GAAP general and administrative expense	3,424	2,322	6,493	4,585

GAAP total operating expense	9,458	5,398	17,891	10,683
Share-based compensation expense	489	117	952	215
Amortization expense	95	17	164	34
Non Recurring expense	–	16	–	34
Non-GAAP total operating expense	8,874	5,248	16,775	10,400

GAAP operating income (loss)	1,730	49	1,950	(651)
Share-based compensation expense	519	131	1,007	241
Amortization expense	95	17	164	34
Non Recurring expense	–	16	–	34
Non-GAAP operating income (loss)	2,344	213	3,121	(342)

GAAP other income (loss)	274	(331)	164	(625)
Unrealized exchange loss (gain)	(183)	33	3	196
Non-GAAP other income (loss)	91	(298)	167	(429)

GAAP net income (loss)	1,919	(282)	2,004	(1,276)
Amortization of intangible assets	95	17	164	34
Share-based compensation expense	519	131	1,007	241
Non Recurring charges	–	16	–	34
Unrealized exchange loss (gain)	(183)	33	3	196
Taxes related to the above	–	–	–	–
Non-GAAP net income (loss)	2,350	(85)	3,178	(771)

GAAP net income (loss)	1,919	(282)	2,004	(1,276)
Amortization of intangible assets	95	17	164	34
Share-based compensation expense	519	131	1,007	241
Depreciation expense	1,336	773	2,506	1,527
Non Recurring charges	–	16	–	34
Unrealized exchange loss (gain)	(183)	33	3	196
Interest (income) expense, net	(47)	282	36	568
Taxes related to the above	85	–	110	–
Adjusted EBITDA	$3,724	$970	$5,830	$1,324

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